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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: July 25, 2001
                        (Date of earliest event reported)


                            FEDERAL-MOGUL CORPORATION
                            -------------------------
             (Exact name of registrant as specified in its charter)


                                    Michigan
                                    --------
                 (State or other jurisdiction of incorporation)



          1-1511                                      38-0533580
        ----------                                   ------------
  (Commission File Number)                 (IRS Employer Identification Number)


  26555 Northwestern Highway, Southfield, Michigan              48034
  ------------------------------------------------              -----
  (Address of principal executive offices)                   (Zip Code)


                                 (248) 354-7700
                                 --------------
              (Registrant's telephone number, including area code)
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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events


The value of the common stock of Federal-Mogul Corporation (the "Corporation") has been significantly depressed and highly volatile due in part to the recent bankruptcy filing of USG Corporation and other defendant companies as a result of asbestos litigation. In view of current market conditions and the concern among employees about the potential for continued volatility in the price of Federal-Mogul common stock resulting from future developments regarding other asbestos defendants, the Corporation has suspended contributions to the Federal-Mogul common stock fund in the Corporation's 401(k) Plan, effective as of July 31, 2001. Employees will be permitted to maintain current holdings of Federal-Mogul common stock in this fund but will no longer be allowed to make additional investments in Federal-Mogul common stock through their 401(k) plan.

For further information, see the letter to 401(k) participants regarding this change.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

99.1 Letter to Federal-Mogul 401(k) Participants dated July 24, 2001 regarding Federal-Mogul 401(k) Investment Program


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 25, 2001




                                   FEDERAL-MOGUL CORPORATION



                                   By:   /s/ David M. Sherbin
                                      ------------------------------------------
                                   Name:  David M. Sherbin
                                   Title: Vice President, Deputy General Counsel
                                          and Secretary


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